PROSPECTUS and				PRICING SUPPLEMENT NO. 27
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated July 8, 1998
CUSIP: 24422EJW0				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                 U.S. $1,212,850,000
            JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
                     due from 9 Months to 30 Years
                     from Date of Issue
                     (Floating Rate Notes)

Original Issue Date:				13 July 1998

Maturity Date:					14 July 2003

Principal Amount:					$25,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Plus 10 Basis Points

Initial Interest Determination Date:	9 July 1998

Day Count Convention:				Actual/360

Interest Reset Dates:			   Quarterly on the
						                    	14th of January, April,
						                    	July, and October,
                           commencing on the
                           date of issue.

Interest Determination Dates:		Two London Banking Days
                               preceding such Interest
                               Reset Dates

Interest Payment Dates:				Quarterly on the
							                    14th of January, April,
                           July, and October and
                           at Maturity; commencing
                           on 14 October 1998.

Redemption Provisions:				None

Plan of Distribution:				Merrill Lynch & Co.
                         has purchased the Senior Notes
                         as principal at a purchase
                         price of 99.9126% of the
                         aggregate principal amount
                         of the Senior Notes.


Merrill Lynch & Co.